                          Operating Agreement

                           (English Version)

This Operating Agreement is entered into as of December 20, 2010, among the following three parties:

PARTY A: China Complant Group Inc

Legal Address: 665 Ellsworth Avenue, New Haven, CT 06511, USA.

PARTY B: Henan Complant Mechanical & Electrical Equipment Group Co., Ltd.

Legal Address: Floor 12, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, HeNan, 450000, China.

PARTY C: JianXun Si, Chairman and an authorized person to represent shareholders of Party B, who collectively own more than 50% of the outstanding equity interests in Party B.

Legal Address: Floor 12, FuTian Oriental Plaza, HangHai East Road, ZhenZhou, HeNan, 450000, China.

WHEREAS, Party A is a business company incorporated under the laws of

Nevada, USA;

WHEREAS, Party B is a company with exclusively domestic capital registered in the People's Republic of China, and engaged in designing and manufacturing of air separating equipment, and undertaking internationally contracted projects of EPC (Engineering, Procurement and Construction) etc.;

WHEREAS, Party A has established a business relationship with Party B by entering into an Exclusive Consulting and Services Agreement dated as of the same date hereof ("Consulting Agreement");

WHEREAS, Pursuant to the above-mentioned Exclusive Consulting and Services Agreement, Party B shall pay certain consulting and services fees to Party A; and Party B's daily operations will have a material effect on its ability to pay the fees due to Party A;

WHEREAS, While Party A desires to be the provider of operating agreement to

Party B and Part C, Party B and Part C hereby agree to accept operating agreement;

NOW THEREFORE, Party A, Part B and Part C through negotiations hereby agree as follows through mutual negotiations:

1.   Guaranteeing and Pledging

     1.1 Party A agrees, during the term of this agreement, subject to the satisfaction of the relevant provisions by Party B herein, to provide full guarantee the performance of Party B in the contracts, agreements or transactions in connection with Party B's operation between Party B and any other third party. As further consideration for Part A's guarantee of Part B's obligation hereunder, Party B agrees, as the counter-guarantee, to pledge the account receivable and the assets of company to Party A. Upon Part A's request, Part B will execute its further pledge to Part A at any time and from time to time. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B's counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B shall take all necessary actions to carry out the arrangement of counter-guarantee to Party A.

     1.2 Party B readily accepts and confirms that if Party B demands any guarantee for the operation of any contract, loan or other financing transactions, Party B shall first pursue a guarantee from Party A. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B at its individual discretion. If Party A decides not to grant such guarantee, Party A shall release a written notice to Party B, then Party B may consider to seek a guarantee from other third party.

2.   Consent

     In consideration of the requirement of Article 1 herein and assuring the performance of the Consulting Agreement and this Agreement among Party A, Party B and Part C, Party B agrees that except Party B's regular operation for the business contracts, agreements, sell or purchase assets, and the lien obtained by relevant counter parties due to such agreements, Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the company's operation unless the obtainment of a prior written consent from Party A. These transactions shall include, but not limit to the following contents:

     2.1 To assume any debt or borrow money from any third party;

     2.2 To sell to or acquire from any third party any assets or rights, including but not limited to, any plant, equipment, and any intellectual property right;

     2.3 To provide any guarantee for any third party with its assets or intellectual property rights;

     2.4 To assign to any third party any agreement related to its Business;

     2.5 To engage in any consulting agreement with any third party or to engage in any other business activities other than the Business;

     2.6 To pledge any assets or intellectual property rights to any third party as security interests.

3.   Party B agrees to accept, from time to time, the corporate policy advise and guidance provided by Party A in connection with company's daily operating and financial management and the employee management.

4.   Directors and Senior Managers of Part B

Part B and Part C agree that the Shareholders of Party B shall Appoint, or approve the personnel recommended by Party A as the directors of Party B, and Party B shall appoint Party A's senior managers as Party B's President, Chief Financial Officer, and other senior officers. Any replacement of the senior managers of Part B will be recommended by Part A. The person or persons recommended by Party A should comply with the requirements on the qualifications of directors, President, Chief Financial Officer, and other senior officers pursuant to appropriate law.

5.   This agreement shall be governed by, and construed in accordance with the laws of the People's Republic of China.

6.   Effective Date And Term

     This Agreement shall come into effect as of the date first present above. The term of this Agreement is ten (10) years, and shall be automatically renewed for additional ten (10) year period upon the initial expiration of the initial term hereof or any renewal term, except earlier termination happens any time as set forth in Article 7 of this Agreement

7.   Termination

     During the initial or any renewal term of this Agreement, Party B shall not elect to terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement with or without any reason at any time by definitely giving Party B a written notice thirty days prior to the termination.

8.   Language

     This Agreement is written in both Chinese and English, and executed in English only, and the executed English language Agreement shall prevail in all cases. This Agreement is executed in two originals and each Party holds one original. Each original has the same legal effect.

9.   Settlement of Dispute

     The parties shall strive to settle any dispute arising from, out of or in connection with the interpretation or performance of this Agreement through friendly negotiation. In case no settlement can be reached through negotiation within six months, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

10.  Amendments and Supplementary Agreements

     Parties may negotiate and enter any amendments of this Agreement, or supplementary agreements on matters not agreed upon herein. Any amendments of this Agreement, or supplementary agreements shall be valid only when made in writing and signed by both parties. Any amendments of this Agreement, or supplementary contracts have equal effect as this Agreement.

11.  Without the prior written approval of Party A, Party B shall not assign this Agreement, in part or in whole, to any third party.

12.  Capable of Severing

     Any of the provisions of this Agreement will be deemed as capable of severing in the jurisdiction where it conflicts with the laws in such jurisdiction. The invalid or unenforceable effect of such provision in one jurisdiction should not be affected that in other jurisdictions.

              (A Signature Page Follows)

                       Signature Page

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

Party A:  China Complant Group Inc.

By: /s/ JianXun Si

JianXun Si

Chairman

Party B: Henan Complant Mechanical & Electrical Equipment Group Co., Ltd.

By: /s/ JianXun Si

JianXun Si

Chairman

Part C: Shareholders of Part B

By: /s/ JianXun Si

JianXun Si

An authorized representative of the majority shareholders

(An Appendix Page Follows)

     Appendix: Form of Agreement Letter for Operating Agreement

                Agreement Letter for Operating Agreement

                  ( English Version, for Reference only )

To:

Henan Complant Mechanical & Electrical Equipment Group Co., Ltd. and China Complant Group Holding Inc.

     I, as the shareholder of Henan Complant Mechanical & Electrical Equipment Group Co., hereby agree and confirm as follows:

     I have read the full text of Operating Agreement, and I fully agree to all contents of this agreement.

     I assign JianXun Si, Chairman of Henan Complant Mechanical & Electrical Equipment Group Co., Ltd., to represent me with the Common stock shares specified at the bottom of this agreement, together with Henan Complant Mechanical & Electrical Equipment Group Co., Ltd., to sign the Operating Agreement with China Complant Group Holding Inc.

     I agree to sign or provide necessary documents to perform the Operating Agreement.

Signature:

Print Name:

Identity Card Number:

Information of Possession of Common Stocks of Henan Complant Mechanical & Electrical Equipment Group Co., Ltd. :

Class of Common Stocks:                  Number of Shares:

Percentage of Voting Power:

Date: December 5, 2010

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